UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

Advanta Corp.
 (Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 657-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on November 8, 2009, Advanta Corp. (the “Company” or the “Registrant”) and certain of its subsidiaries (the “Filing Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the State of Delaware (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under case number 09-13931 (KJC). As previously disclosed, the Debtors intend to use the chapter 11 process to maximize value to the Debtors’ stakeholders. On January 11, 2010, the Company announced that, consistent with this objective, the Company’s Board of Directors has authorized the Debtors to liquidate their assets, and the Debtors intend to prepare a chapter 11 plan that will describe the liquidation of assets. As part of the plan to liquidate, the Company expects to create a liquidating trust or other entity or vehicle to hold certain assets that it may not be feasible or desirable to liquidate either now or in the future. The Company expects that there will be no distributions to the Company’s preferred or common stockholders, nor continuing interest in the Company (or any liquidating trust) on the part of the preferred or common stockholders, as a result of any plan that is approved by the Bankruptcy Court.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the Registrant’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; (ii) the ability of the Debtors to prosecute, develop and consummate one or more chapter 11 plans with respect to the Chapter 11 Cases; (iii) the effects of the Registrant’s Bankruptcy Filing on the Registrant and the interests of various creditors, equity holders and other constituents; (iv) the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (v) the length of time the Registrant will operate under the Chapter 11 Cases; (vi) the risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Registrant’s ability to develop and consummate one or more chapter 11 plans once such plans are developed; (vii) the potential adverse effects of the Chapter 11 Cases on the Registrant’s liquidity or results of operations; (viii) the increased legal costs related to the Bankruptcy Filing and other litigation; (ix) the Registrant’s ability to maintain contracts with suppliers and service providers and to retain key executives, managers and employees; (x) the risk that Advanta Bank Corp. will not be able to regain compliance with the capital levels and ratios required by the Federal Deposit Insurance Corporation (the “FDIC”); and (xi) the risk that the FDIC will pursue further regulatory actions against Advanta Bank Corp. and/or Advanta Bank, each a wholly-owned direct or indirect subsidiary of the Registrant. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking statements. Additional risks that may affect the Registrant’s future performance are detailed in the Registrant’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Press Release issued January 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date: January 11, 2010	By:	/s/ Jay A. Dubow

Jay A. Dubow, Chief Administrative Officer, Senior Vice President, Secretary and General Counsel